EXHIBIT 8.1


                              List of Subsidiaries


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                                                            COUNTRY OF        OWNERSHIP
NAME                                   ACTIVITY/VESSEL      INCORPORATION     PERCENTAGE
Polynesian Sea Enterprises SA          Owning Company          Panama            100%
                                       "Alpha Jupiter"

Alpha Venus Enterprises SA             Owning Company          Panama            100%
                                       "Alpha Bravery"

Alpha Providence Compania Naviera SA   Owning Company          Panama            100%
                                       "Anangel Eagle"

Kara Sea Enterprises SA                Owning Company          Panama            100%
                                       "Anangel Power"

Solomon Sea Enterprises SA             Owning Company          Panama            100%
                                       "Frangiskos C.K."

Dickson Navigation Ltd                 Owning Company          Liberia           100%
                                       "Maria I.A."

Cretan Mare Enterprises SA             Owning Company          Panama            100%
                                       "Alpha Faith"

Pechora Sea Enterprises SA             Owning Company          Panama            100%
                                       "Anangel Dignity"

Ionian Mare Enterprises SA             Owning Company          Panama            100%
                                       "Anangel Success"

Adriatic Mare Enterprises SA           Owning Company          Panama            100%
                                       "Anangel Express"

North Sea Enterprises SA               Owning Company          Panama            100%
                                       "Antonis I.
                                       Angelicoussis"

Alpha Pioneer Compania Naviera SA      Owning Company          Panama            100%
                                       "Anangel Progress"

Anangel Purity Compania Naviera SA     Owning Company          Panama            100%
                                       "Anangel Venture"

Lockheart Shipping Inc                 Owning Company          Liberia           100%
                                       "Anangel Pride"

Nashwood Maritime Inc.                 Owning Company          Liberia           100%
                                       "Anangel
                                       Solidarity"

Greywing Shipping Inc.                 Owning Company          Liberia           100%
                                       "Anangel Splendour"

Marpet Shipping Corp                   Owning Company          Liberia           100%
                                       "Anangel Ambition"

Caspian Sea Maritime Inc.              Owning Company          Liberia           100%
                                       "Anangel Enosis"

Baffin Sea Maritime Inc.               Owning Company          Liberia           100%
                                       "Anangel Omonia"

Anangel Argonaut Shipping Inc.         Owning Company          Liberia           100%
                                       "Anangel Argonaut"

Montebello Maritime Co. Ltd            Owning Company          Liberia           100%
                                       "Anangel Destiny"
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